Exhibit 32.1

In connection with the Amended Quarterly Report of Colorado Ceramic Tile, Inc. (the “Company”) on Form 10-Q /A  for the period ending September 30, 2011 as filed with the Securities and Exchange Commission (the “Report”), Sandie Venezia, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

March 23, 2012	By:	/s/ Sandie Venezia
Sandie Venezia
Title Principal Executive and Financial Officer
Principal Executive and Financial Officer